SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  August 6, 2010

STATION CASINOS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-21640	88-0136443
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1505 South Pavilion Center Drive, Las Vegas, Nevada	89135
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (702) 495-3000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01.  Entry into a Material Definitive Agreement.

On August 6, 2010, Station Casinos, Inc. (“SCI”) and certain subsidiaries of SCI (collectively, the “Sellers”) and FG Opco Acquisitions, LLC (the “Purchaser”), an entity 100% owned by Fertitta Gaming LLC, entered into an Asset Purchase Agreement, dated as of June 7, 2010 (the “Asset Purchase Agreement”).  The Asset Purchase Agreement served as the stalking horse bid in an auction of all or substantially all of the assets of the Sellers (the “Auction Sale”) and, on August 6, 2010, was declared the winning bid of the Auction Sale.  Pursuant to the Asset Purchase Agreement, it is contemplated that an affiliate of Purchaser in which German American Capital Corporation and J.P. Morgan Chase Bank, N.A. will also be equityholders will purchase substantially all of the assets and assume certain specified liabilities of the Sellers, all as described more fully in the Asset Purchase Agreement.

The foregoing summary of the Asset Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Asset Purchase Agreement, which is attached hereto as Exhibit 10.1 and incorporated by reference in its entirety.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits. The following exhibits are being filed herewith:

10.1        Asset Purchase Agreement, dated as of June 7, 2010, by and among Station Casinos, Inc., certain subsidiaries of Station Casinos, Inc. and FG Opco Acquisitions, LLC.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Station Casinos, Inc.

Date: August 9, 2010	By:	/s/ Thomas M. Friel
Thomas M. Friel
Executive Vice President, Chief Accounting Officer and Treasurer

Index to Exhibits

Exhibit No.	Description

10.1	Asset Purchase Agreement, dated as of June 7, 2010, by and among Station Casinos, Inc., certain subsidiaries of Station Casinos, Inc. and FG Opco Acquisitions, LLC.